Exhibit 24.2

CERTIFIED RESOLUTIONS OF THE BOARD OF DIRECTORS

The undersigned, Laurel L. Grammig, hereby certifies that she is the duly elected, qualified and acting Secretary of Brown & Brown, Inc., a Florida corporation (the "Company"), and that the following resolutions were adopted by the Board of Directors of the Company by unanimous written consent dated as of March 26, 2001:

WHEREAS, the Board of Directors has reviewed a draft copy of a registration statement on Form S-3 (the "Registration Statement") for the registration for re-sale of certain shares of the Company's common stock issued pursuant to the Company's acquisition of the outstanding capital stock of the various corporations known collectively as The Huval Companies, each a Louisiana corporation (collectively, the "Acquisition"); and

WHEREAS, the Board of Directors has determined that it is in the Company's best interests to sign and file the Registration Statement with the Securities and Exchange Commission, in accordance with the stock acquisition agreements effectuating the Acquisition;

THEREFORE, it is hereby

RESOLVED, that the March 26, 2001 draft of the Registration Statement submitted to the Directors is hereby approved in form and substance, subject to any revisions, additions, deletions or insertions deemed necessary or appropriate by Laurel L. Grammig, the Company's Vice President, Secretary and General Counsel, and that the Chief Executive Officer and the Chief Financial Officer, or either of them, are hereby authorized to sign the Registration Statement and any amendments thereto (including any post-effective amendments) on behalf of the Company, either personally or through a power of attorney, and to cause the Registration Statement and any amendments thereto (including any post-effective amendments) to be filed with the Securities and Exchange Commission in accordance with the rules promulgated by the Commission;

FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take all actions they deem necessary or appropriate, including the payment of any necessary filing fees, to carry out the intent of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate this 29th of March, 2001.

/S/ LAUREL L. GRAMMIG

Laurel L. Grammig

Secretary

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